UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) - February 21, 2005

IMCOR PHARMACEUTICAL CO.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

6175 Lusk Boulevard
San Diego, CA		92101
(Address of principal executive offices)		(Zip Code)

(858) 410-5601

(Registrants' telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 20, 2005, IMCOR Pharmaceutical Co. (the “Company”) held its 2004 Annual Meeting of Stockholders (the “Annual Meeting”) pursuant to a notice of meeting and Proxy Statement dated December 27, 2004. At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s articles of incorporation to effect a reverse split in the range of one-for-two- up to one-for-twenty, in the discretion of the Company’s Board of Directors.

The Company’s Board of Directors has determined that it is in the best interests of the Company to effect a one-for-twenty reverse split to be effective on March 4, 2005.

An amendment will be filed with Nevada Secretary of State to effect the reverse split on March 4, 2005. A copy of the Amendment is attached to this Form 8-K as Exhibit 3.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

3.1	Amendment to Articles of Incorporation.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR PHARMACEUTICAL CO.

By:	/s/ Taffy J. Williams, Ph.D.
Taffy J. Williams, Ph.D.
President and Chief Executive Officer

Dated: February 21, 2005